EXHIBIT 10-10

EXECUTION COPY

SUPPORT AGREEMENT

Dated as of July 1, 2007

between

MANSFIELD 2007 TRUST A,
as Lessor

and

FIRSTENERGY GENERATION CORP.,
as Lessee

_______________________________________________

SALE AND LEASEBACK OF A 16.8885% UNDIVIDED INTEREST IN
BRUCE MANSFIELD PLANT UNIT 1

_______________________________________________

THE RIGHTS OF LESSOR UNDER THIS SUPPORT AGREEMENT HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A LIEN AND SECURITY INTEREST IN FAVOR OF THE BANK OF NEW YORK TRUST COMPANY, N.A., AS INDENTURE TRUSTEE UNDER THE INDENTURE, DATED AS OF JULY 1, 2007.

TABLE OF CONTENTS

SCHEDULE 1	Ancillary Facilities Rent

EXHIBITS:
Exhibit A	Description of the Ancillary Facilities
Exhibit B	Form of Ancillary Facilities Lease

ii

SUPPORT AGREEMENT

                This SUPPORT AGREEMENT, (this “Support Agreement”) dated as of July 1, 2007 between Mansfield 2007 Trust A, (“Lessor”), a Delaware statutory trust, and FIRSTENERGY GENERATION CORP.  (“Lessee”), an Ohio corporation.

WITNESSETH:

                WHEREAS, Concurrently herewith, Lessee will sell, and Lessor will purchase, the Undivided Interest (such term and all other terms used herein without definition having the respective definitions to which reference is made in Article I below);

                WHEREAS, Lessor and Lessee will enter into the Site Lease relating to the Facility Site;

                WHEREAS, the Undivided Interest is subject to the terms and conditions of the Operating Agreement;

                WHEREAS,  Lessee is a party to the Operating Agreement;

                WHEREAS, Lessor wishes to acquire, and Lessee is willing to grant, certain rights with respect to the Operating Agreement;

                WHEREAS, Lessor wishes to acquire, and Lessee is willing to grant, certain additional rights (referred to herein and in the other Operative Documents as the “Ancillary Rights”) to enable Lessor and its successors and assigns to realize the benefits of the Undivided Interest in a commercially reasonable manner from the end of the Facility Lease Term to the Site Lease Termination Date;

                NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           DEFINITIONS

                Capitalized terms used in this Support Agreement, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement, dated as of June 26, 2007 (the “Participation Agreement”), among the Lessee, FirstEnergy Solutions Corp., as Guarantor, the Lessor, U.S. Bank Trust National Association, as Trust Company, Hillbrook Corp., as Owner Participant, The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided therein, but solely as Indenture Trustee, and The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided therein, but solely as Pass Through Trustee. The Rules of Interpretation set forth in Appendix A to the Participation Agreement shall apply to the terms used in and the interpretation of this Support Agreement.

SECTION 2.           OPERATING AGREEMENT

                Section 2.1.     Assignment to Lessor.  Lessee hereby assigns to Lessor, for a term commencing on the date hereof and expiring on the Site Lease Termination Date, all of its right, title and interest in, to and under the Operating Agreement, to the extent the same derive from or otherwise relate to Lessee’s ownership of the Undivided Interest, the Facility Site and the Ancillary Facilities.

                Section 2.2.     Reassignment to Lessee.  Lessor hereby reassigns, subject to the Indenture for so long as the Notes are outstanding, to Lessee, for a term commencing on the date hereof and terminating upon the termination (for whatever reason) of the Facility Lease (the “Facility Lease Termination Date”) all right, title and interest of Lessor under the Operating Agreement assigned to Lessor pursuant to Section 2.1 hereof, but subject, however, to the terms and conditions of this Support Agreement.

                Section 2.3.     Assumption by Lessor.  Except as provided in Section 2.4 hereof, Lessor agrees that, effective on the Facility Lease Termination Date and until the Site Lease Termination Date, Lessor shall assume and agree to fully perform and discharge all obligations of Lessee under the Operating Agreement in relation to the Undivided Interest, the Facility Site and the Ancillary Facilities, other than any such obligations (a) arising prior to the Facility Lease Termination Date or subsequent to the Site Lease Termination Date, (b) in respect of dismantling and the permanent removal from service of the Facility, which obligations shall be the obligations of Lessee or (c) in respect of Claims or Taxes for which the Lessor is indemnified under Section 9 of the Participation Agreement.

                Section 2.4.     Release of Lessor.  In the event Lessor transfers all of its rights and obligations under the Operating Agreement to a “Transferee” (as that term is used in the Operating Agreement) pursuant to a valid assumption agreement (whether on the Facility Lease Termination Date or thereafter), Lessor shall therewith and thereupon be released and discharged from its obligations under Section 2.3 hereof, if any, arising on or after the date of such assumption agreement.

                Section 2.5.     No Release of Lessee.  Notwithstanding the provisions of Section 2.3 or 2.4 or any other provision hereof or of any other Operative Document, and except to the extent provided in this Section 2.5, Lessee shall not be released from any liability or obligation under the Operating Agreement, and Lessee shall remain liable for the payment and performance of its proportionate share of all such liabilities and obligations as such are derived from its Use of the Facility and the Facility Site prior to the Facility Lease Termination Date, including, but not limited to, any and all liabilities and obligations not assumed by Lessor, or a Transferee pursuant to Section 2.3 or 2.4 hereof. To the extent that the obligations of Lessee under the Operating Agreement have been assumed by Lessor, or a Transferee, Lessee shall be released from the obligations under the Operating Agreement so assumed and agreed to by Lessor or the Transferee.

                Section 2.6.     Lessee to Act as Participant.  Lessee will, at all times during the Facility Lease Term, perform all obligations and discharge all liabilities for which it is responsible as a “Participant” (as that term is used in the Operating Agreement) in respect of the Undivided

Interest as set forth in the Operating Agreement, subject to the terms and conditions of this Support Agreement.

                Section 2.7.     Rights as Participant.  Lessor shall, on the Facility Lease Termination Date (unless such date shall also be the Site Lease Termination Date), and any Person to which Lessor shall sell or lease the Undivided Interest shall, on the date of such sale or lease (provided that the provisions of Section 25(c) of the Operating Agreement have been complied with in connection with such sale or lease), be and become a Participant (with power to bind) for all purposes of the Operating Agreement, to the extent of the Undivided Interest (whether owned or leased), in all dealings with the other Participants in relation to the Undivided Interest and the rights assigned to Lessor pursuant to this Agreement.

                Section 2.8.     Interpretation of Operating Agreement.   Lessee and the other Participants signatory hereto acknowledge and agree with Lessor that none of the following actions may, under the terms of the Operating Agreement, be taken without the consent of and each Participant affected thereby:

                (i)            amendment to or modification of the Operating Agreement;

                (ii)           reduction of the “generation entitlement share” of any Participant; or

                (iii)          increase in any Participant’s proportionate share of liabilities, obligations or costs.

                Section 2.9.     Right of First Offer.  (a) Lessee and each of the other Participants hereby acknowledge and agree that the provisions of Section 25(c) of the Operating Agreement shall not be applicable to (i) the conveyance on the Closing Date by Lessee to Lessor of the Undivided Interest, (ii) the lease by Lessor to Lessee of the Undivided Interest, (iii) the mortgage by Lessor to the Indenture Trustee of the Undivided Interest and the Ground Interest and the assignment of other rights in the Operative Documents and the Operating Agreement or the exercise of any rights and remedies under the Facility Lease, the Operating Agreement, the Indenture or any other Operative Document, (iv) any transfer by the Owner Participant of a beneficial interest in Lessor, (v) any subsequent purchase by Lessee of the Undivided Interest, or (vi) any sale, assignment or lease of the Undivided Interest and the Ground Interest to an Affiliate of Lessor, the Owner Participant or any successor or assign of either subsequent to the Facility Lease Termination Date.

                (b)           Lessor hereby acknowledges and agrees that the provisions of Section 25(c) of the Operating Agreement shall be applicable to any sale or lease by it of the Undivided Interest, on or subsequent to the Facility Lease Termination Date, to any Person other than Lessee, an Affiliate of Lessor, the Owner Participant or any successor or assign of either.

                (c)           Each of the parties hereto acknowledges and agrees that any offer made to the “Eligible Participants” for the sale or lease of the Undivided Interest pursuant to Section 25(c) of the Operating Agreement shall not be accepted for less than all of the interest so offered.

                Section 2.10.   No Obligation to Dismantle or Remove.  Without limiting the Lessee’s obligations under the other Operative Documents or the Operating Agreement, the Lessee shall not be obligated to dismantle or remove the Undivided Interest or any portion thereof from the Ground Interest pursuant to the terms of the Site Lease.

                Section 2.11.   Termination of Assignment. On the Site Lease Termination Date, the assignment provided in Section 2.1 shall terminate; the rights and interests so assigned shall be vested in Lessee; and any obligations assumed by Lessor pursuant to Section 2.3 shall be assumed by Lessee, all without further action by the parties hereto.

                Section 2.12.   Consent Decree.  For so long as (a) it is the Operator under the Operating Agreement, (b) it, or its Affiliate, controls the day-to-day operation and maintenance of the Generating Station or the Facility or (c) any obligations binding on the Lessee relating to both (i) the Generating Station or the Facility and (ii) any other generating facility operated or controlled by the Lessee, or its Affiliate, are still in force or effect under the Consent Decree, the Lessee shall comply with and perform all corrective or other actions under the Consent Decree and any other administrative or judicial orders or decrees by, with or of any Governmental Entity in a manner that is not materially adverse to the Generating Station, the Facility, the Facility Site, the Ancillary Facilities, or any portion or component thereof or interest therein (including the Undivided Interest).

SECTION 3.           ACTIONS UNDER OPERATING AGREEMENT

                Section 3.1.     Actions under Operating Agreement.   Lessee covenants and agrees with Lessor:

                (a)           to maintain in full force and effect the Operating Agreement;

                (b)           to cause the “Units” (as that term is defined in the Operating Agreement) and the Ancillary Facilities to be operated in accordance with the terms of the Operating Agreement;

                (c)           to perform all of its duties and obligations set forth in the Operating Agreement, and to exercise all of its rights thereunder to cause the Operator to perform its duties and obligations;

                (d)           not to take any action or, except as otherwise required by the terms of the Operating Agreement, permit any action to be taken under the Operating Agreement (including without limitation any amendments or modifications thereof) without the prior written consent of Lessor, that would (i) discriminate, with respect to the Undivided Interest or the Ground Interest, between periods prior to the Facility Lease Termination Date and periods thereafter, (ii) result in significant liabilities accruing to Lessor or any successor or assign during periods after the Facility Lease Termination Date or (iii) adversely affect the rights of Lessor or any successor or assign under any Operative Document; and

                (e)           without limiting the generality of the foregoing, not to consent to or permit any amendment to or modification of the Operating Agreement that would have the effect of (i)

reducing the “generation entitlement share” of Lessee thereunder, (ii) increasing Lessee’s proportionate share of liabilities, obligations or expenses thereunder or (iii) changing the provisions of Section 25 of the Operating Agreement.

                Section 3.2.     Consultation.  In furtherance of the agreements set forth in Section 3.1 and without limiting the generality thereof, Lessee hereby agrees that, to the extent any decision or determination to authorize additions, replacements or retirements in respect of any or all of the Generating Station which would result in material adverse changes in capability, useful life, basic methods of operation or similar matters is proposed to be made which would affect the operation of the Generating Station prior to such time as Lessor, the Owner Participant or either of their successors or assigns shall become a Participant under the Operating Agreement, Lessor (or any successor or assign thereof) shall be given prior notice of any meeting at which any such decision or determination is to be made or considered and an opportunity to discuss the same with Lessee. Lessee agrees to give good faith consideration of the recommendations of Lessor or such successor or assign, and to the extent it is possible under the Operating Agreement, to follow such recommendations.

SECTION 4.           TRANSMISSION FACILITIES

                Section 4.1.     Transmission Facilities.   Lessee shall make available to Lessor for transmission of its “generation entitlement share” from the Generating Station for the purpose of transmitting Lessor’s “generation entitlement share” to any public utility company or other entity, such transmission facilities which are owned by Lessee or to which it has access, and shall use its best efforts to obtain any consent or agreement of other parties required in connection therewith. Subject to any necessary Governmental Action and notice to and approval of MISO, the compensation payable by Lessor for the use of such other facilities shall, in the case of facilities owned by Lessee, be equal to the fair market value thereof and, in the case of facilities to which it has access, be equal to the charges that would then be payable by Lessee for such use.

SECTION 5.           ANCILLARY FACILITIES

                Section 5.1.     Ancillary Facilities.    Lessee will during the period from the Facility Lease Termination Date or, if later, the date any repair or restoration of the Facility in accordance with Section 10 of the Facility Lease is completed and the Undivided Interest is returned in accordance with the provisions of Section 5 of the Facility Lease (the later of such dates, the “AF Start Date”) through the end of the Initial Term of the Site Lease, subject to any necessary Governmental Action and Applicable Law, lease to Lessor, to the full extent such would be available to Lessee (but only to such extent), a 16.8885% undivided leasehold interest in the Common Facilities and a 16.8885% undivided leasehold interest in the Shared Facilities pursuant to the Ancillary Facilities Lease in the form attached hereto as Exhibit B. The Lessor will have the right to renew the Ancillary Facilities Lease upon any renewal of the Site Lease Term for an equal and coterminous term.

                Section 5.2.     Compensation.  For the lease of the interest in the Ancillary Facilities provided pursuant to Section 5.1, Lessor will be required to pay to Lessee annual rent (a) for each year during the Initial Term of the Site Lease including and following the AF Start Date, equal to Lessor’s Percentage of the amount specified in Schedule 1 hereto determined by reference to the AL Start Date and (b) for each year following the Initial Term of the Site Lease, an amount equal to Lessor’s Percentage of $2 million, in each case in semi-annual installments payable in arrears on each June 1 and December 1 during the term of the Site Lease, provided that any rent for a semi-annual period that does not begin or end on a payment date shall be prorated based on the number of days remaining divided by the total number of days in that period.

                Section 5.3.     Assets are Unique .  Lessee agrees that a breach of any of the covenants contained in Section 5.1  or Article VI  of the Ancillary Facilities Lease will cause irreparable injury to the Lessor; that Lessor has no adequate remedy at law in respect of such breach; and, as a consequence, that each and every covenant contained in Section 5.1  and Article VI  of the Ancillary Facilities Lease shall be specifically enforceable against Lessee. Lessee hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no breach has occurred or is continuing.

SECTION 6.           OTHER RIGHTS

                Section 6.1.     Access to Materials and Services Other than Ancillary Facilities.  Lessee covenants and agrees that, during the period from the Facility Lease Termination Date to the Site Lease Termination Date, it will make available to Lessor, access to materials and rights other than the Ancillary Facilities, that are necessary or commercially advisable for the use, repair, maintenance, modification, removal from service and dismantlement of the Facility and the Ancillary Facilities, to the extent the same derive from or otherwise relate to the Undivided Interest, including without limitation: (i) sufficient amounts of fuel and water for the operation and maintenance of the Undivided Interest, (ii) sufficient waste disposal facilities to dispose of all waste material from the Undivided Interest, including access to such facilities included in the Ancillary Facilities, and (iii) such other property, materials, supplies, intellectual property, ancillary rights and services as may be required from time to time to realize the benefits of the Undivided Interest in a commercially reasonable manner from the Facility Lease Termination Date to the Site Lease Termination Date, including, without limitation, rights and services related to transmission, limestone, sulfur dioxide treatment, coal storage, ash handling and access to docks, rail and all Generating Station areas.

                Section 6.2.     Compensation.  Lessor shall pay to Lessee, for any materials and services provided pursuant to Section 6.1, the amounts that Lessee pays, or would pay, for such materials and services under contracts or arrangements then in effect or available to either of them.

                Section 6.3.     Assignment of Warranties.  Subject to the rights and obligations of the operating agent under the Operating Agreement, Lessee hereby assigns, to the extent of the Undivided Interest, to the maximum extent permitted thereby, all of Lessee’s rights under any and all warranties of and claims against dealers, manufacturers, vendors, contractors and subcontractors relating to any or all of the Facility and the Ancillary Facilities. Lessor hereby reassigns, subject to the Indenture, to Lessee, jointly and severally, the rights assigned under this Section 6.3 until the end of the Facility Lease Term.

SECTION 7.           WAIVER OF RIGHT TO PARTITION

                Each of the parties hereto agrees that, during and throughout the Site Lease Term: (a) it shall not take any action (including, without limitation, commencing or maintaining any proceeding in any court) for the purpose of or which might result in partition or sale for division of the proceeds, in whole or in part, of the Facility, the Facility Site, the Ancillary Facilities or any Modifications, improvements or additions made or to be made in connection with the construction, operation, maintenance and repair of the Facility or the Ancillary Facilities and (b) it hereby waives and releases all rights which it may have to take any such action in respect of any of said property, whether now existing or hereafter accruing, and in the event any such right shall hereafter accrue, it shall from time to time, upon the written request of any party hereto or any other Person, execute and deliver such further instruments as may be necessary or appropriate to confirm the foregoing waiver and release. This waiver and release shall be effective to bind any successor or assign of each party hereto.

SECTION 8.           MISCELLANEOUS

                Section 8.1.     Amendments and Waivers.  No term, covenant, agreement or condition of this Support Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

                Section 8.2.     Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof; provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

If to Lessor:

MANSFIELD 2007 TRUST A
c/o U.S. Bank Trust National Association
300 Delaware Avenue, 9th floor
Wilmington, DE 19801
Attention: Corporate Trust Services
Facsimile: (302) 576-3717

with a copy to the Owner Participant:

Hillbrook Corp.
50 Danbury Rd.
Suite 100
Wilton, CT 06897
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (203) 222-4780

and to the Indenture Trustee:

The Bank of New York Trust Company, N.A.
1660 West 2nd Street, Suite 830
Cleveland, OH 44113
Attention: Corporate Trust Department Facsimile: (216) 621-1441

If to Lessee:

FirstEnergy Generation Corp. 76 South Main St. Akron, Ohio 44308 Attention: Vice President and Treasurer
Attention: Associate General Counsel
Facsimile: (330) 384-3875

                A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto.

                Section 8.3.     Successors and Assigns.  Except as expressly provided herein or in the other Operative Documents (including Section 13.1 of the Participation Agreement), prior to the Facility Lease Termination Date neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto. At all times after the expiration or termination, for any reason whatsoever, of the Facility Lease, but during which period the Site Lease remains in effect, Site Lessee may, subject to the terms and conditions of the other Operative Documents and the Operating Agreement and any limitations contained therein, transfer or assign its rights and obligations under this Support Agreement to any Person. In the case of any such transfer of its rights and obligations under this Support Agreement, Lessor shall be relieved of its obligations under this Support Agreement so long as the transferee or assignee assumes and agrees to perform all obligations and liabilities of Lessor hereunder.

                Section 8.4.     Governing Law.  This Support Agreement was negotiated in the State of New York which Lessor and Lessee agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and, in accordance with § 5-1401 of the New York General Obligations Law, in all respects, including matters of construction, validity and performance, this Support Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any Applicable Law of the United States of America. The law of the State of New York shall govern the validity and the enforceability of the representations, warranties, covenants and obligations of Lessee and Lessor under this Support Agreement and all other Operative Documents and all of the indebtedness arising hereunder or thereunder. To the fullest extent permitted by law, Lessee and Lessor hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Support Agreement, except as expressly otherwise provided above.

                Section 8.5.     Severability.  Any provision of this Support Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                Section 8.6.     Counterparts.  This Support Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                Section 8.7.     Headings and Table of Contents.  The headings of the Sections of this Support Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                Section 8.8.     Further Assurances.     Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Support Agreement.

                Section 8.9.     Entire Agreement.  This Support Agreement, together with the other applicable Operative Documents, constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all oral and all prior written agreements and understandings with respect to such subject matter.

                Section 8.10.   Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Support Agreement is executed and delivered by a duly authorized and empowered representative of the Trust Company, not individually or personally but solely as the Owner Trustee of and on behalf of the Lessor under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Lessor is made and intended not as personal representation, undertaking and agreement by the Trust Company but for the purpose of binding only the Lessor, (c) nothing herein contained shall be construed as creating any liability on the Trust Company individually or personally, to perform any covenant either expressed or implied herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall the

Trust Company be personally liable for the payment of any indebtedness or expenses of the Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Lessor under this Support Agreement. Notwithstanding the foregoing, the Trust Company, in its capacity as the Owner Trustee of the Lessor, is an intended beneficiary of this Support Agreement.

                IN WITNESS WHEREOF, the undersigned have duly executed this Support Agreement effective as of July 1, 2007.

MANSFIELD 2007 TRUST A

By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By: /s/ Mildred F. Smith
Name: Mildred F. Smith
Title: Vice President

FIRSTENERGY GENERATION CORP.

By: /s/ James F. Pearson
Name: James F. Pearson
Title: Vice President and Treasurer

EXHIBIT A to the Support Agreement

DESCRIPTION OF THE ANCILLARY FACILITIES

All equipment, improvements, fixtures and other tangible property installed in, located at, or used in connection with, Unit 1 at the Bruce Mansfield Generating Plant, a three-unit coal-fired electric generating facility located on the south shore of the Ohio River in the Borough of Shippingport, Beaver County, Pennsylvania (which equipment, improvements, fixtures and other tangible property may be included in such Generating Plant or installed for use by, or in connection with the operation of Unit 1 at the Generating Plant) including, without limitation, the following:

Common:

a)	One concrete chimney 950 feet high,

b)	Turbine, boiler, and AQCS building structures with associated entrances, exits, facilities and related fixtures,

c)	Building heat system,

d)	CO2 fire protection system,

e)	Misc. sump pumps and associated piping, etc.,

f)	Turbine oil purification system,

g)	Emergency diesel generator,

h)	Demineralized water storage tanks, and polishing demineralizer regeneration system,

i)	Pumphouse 1 and 2,

j)	Flocculant treatment building and system,

k)	Dewatering bins,

l)	Hydraulic accumulator building (Hydraulic Equipment for hydrobins),

m)	Chlorination system for cooling towers,

n)	SCR ammonia control station.

Shared:

a)	Two General Electric outdoor, 50/66.5/83.4 MVA (55-C Rise)/93.4 MIVA (65-C Rise) cranking transformer, together with associated windings, differentials, ducts, piping, cables, wiring and conduits.

b)	Three auxiliary oil fired boilers, type 35-A-15, together with associated piping, pumps, cables, wiring and conduits.

c)	The Little Blue Run (LBR) residual waste facility together will all associated piping, valves, conduits, pumps and property.

d)	The Forced Oxidation Gypsum (FOG) facilities, to include both FOG I and FOG II, together will all associated buildings, pumps, dryers, conveyors, tanks, piping, valves, conduits, controls and instrumentation.

e)	Water Storage Facilities including, without limitation, storage, demineralizing and retention tanks and associated pumps, filters, exchangers, polishing equipment, chemical feedwater equipment, regenerating equipment, piping, sumps, wiring, cables and conduits.

f)	Common sodium bi-sulfate (SBS) facilities together with associated unloading equipment, storage tanks, pumps, valves, piping, conduit, mix tanks, agitators, controls and instrumentation.

g)	Sootblowing air supply system including compressors, coolers, pumps, valves, fans, motors, dryers, controls and instrumentation.

h)	Coal handling facilities including coal barge docks, coal barge unloader, rail car unloader facility, coal transfer house, coal truck unloading facilities and all associated shared equipment, belts, conveyors, trippers, crushers, track, mobile equipment, boats, and associated controls and instrumentation.

i)	Ammonia unloading station with all associated tanks, piping and valves.

j)	Fire protection systems including all associated pumps, valves, piping controls and instrumentation.

k)	Chlorine building,

l)	Water treatment building,

m)	Maintenance building,

n)	Mobile equipment building,

o)	Security building,

p)	Screen house,

q)	Office building,

r)	North and south pond electric house,

s)	North pond pumphouse,

t)	Welding gas storage facilities,

u)	Hydrogen storage facilities,

v)	Main oil separator,

w)	Yard coal handling equipment,

x)	Coal barge unloader,

y)	Fuel oil unloading dock,

z)	Lime handling dock,

aa)	Yard lime handling equipment,

bb)	Flush water tanks,

cc)	Calcilox silos,

dd)	Calcilox mix tank,

ee)	Calcilox pump houses,

ff)	Calcilox unloading facility,

gg)	Sump 1,

hh)	Pipe racks,

ii)	Recycle ponds,

jj)	Fuel oil pumphouses,

kk)	Fuel truck unloading facilities,

ll)	Fuel oil storage tanks,

mm)	Waste water treatment equipment,

nn)	Auxiliary boiler day tanks,

oo)	Main metering pit,

pp)	Strainer house,

qq)	Raw water system with pumps, valves piping etc.,

rr)	Potable water system,

ss)	Nitrogen blanket system,

tt)	Chemical clean system,

uu)	AQCS compressed air system,

vv)	Lime slurry system,

ww)	345kV Substation Equipment – Includes the following equipment:

a.	345kv North and South Buses,

b.	All disconnects except for D29, D31, D33, and D35,

c.	All Motor Operated Air Breaks except MOAB D32,

d.	All Breakers except for B30 and B34,

e.	Control House,

f.	Diesel Generator,

g.	Substation 4160V/480V Station Power Transformer.

together with all related fixtures and equipment and other items of personal property used in connection therewith and including all “Common Facilities” in respect of Unit 1 and “Shared Facilities” as such terms are used in the Operating Agreement, but in all cases excluding the assets comprising the Facility.

SCHEDULE 1

AL Start Date	Ancillary Facilities Rent
07/10/07 to 07/09/08	$ 9,046,641.51
07/10/08 to 07/09/09	$ 9,042,722.13
07/10/09 to 07/09/10	$ 9,032,396.88
07/10/10 to 07/09/11	$ 9,013,311.17
07/10/11 to 07/09/12	$ 8,988,008.52
07/10/12 to 07/09/13	$ 8,955,047.34
07/10/13 to 07/09/14	$ 8,914,237.71
07/10/14 to 07/09/15	$ 8,859,796.97
07/10/15 to 07/09/16	$ 8,802,285.00
07/10/16 to 07/09/17	$ 8,736,866.48
07/10/17 to 07/09/18	$ 8,655,214.13
07/10/18 to 07/09/19	$ 8,573,901.06
07/10/19 to 07/09/20	$ 8,485,197.86
07/10/20 to 07/09/21	$ 8,389,287.15
07/10/21 to 07/09/22	$ 8,275,863.81
07/10/22 to 07/09/23	$ 8,166,043.37
07/10/23 to 07/09/24	$ 8,049,221.76
07/10/24 to 07/09/25	$ 7,925,416.21
07/10/25 to 07/09/26	$ 7,782,320.54
07/10/26 to 07/09/27	$ 7,645,997.08
07/10/27 to 07/09/28	$ 7,504,049.34
07/10/28 to 07/09/29	$ 7,343,598.60
07/10/29 to 07/09/30	$ 7,194,223.50
07/10/30 to 07/09/31	$ 7,041,702.83
07/10/31 to 07/09/32	$ 6,886,716.57
07/10/32 to 07/09/33	$ 6,717,930.85
07/10/33 to 07/09/34	$ 6,563,721.95
07/10/34 to 07/09/35	$ 6,409,364.28
07/10/35 to 07/09/36	$ 6,255,258.64
07/10/36 to 07/09/37	$ 6,093,593.30
07/10/37 to 07/09/38	$ 5,946,593.42
07/10/38 to 07/09/39	$ 5,801,167.19
07/10/39 to 07/09/40	$ 5,652,726.31
07/10/40 to 07/09/41	$ 5,517,766.69
07/10/41 to 07/09/42	$ 5,385,021.15
07/10/42 to 07/09/43	$ 5,254,096.11
07/10/43 to 07/09/44	$ 5,125,785.56
07/10/44 to 07/09/45	$ 5,007,656.27
07/10/45 to 07/09/46	$ 4,890,956.83
07/10/46 to 07/09/47	$ 4,773,847.93
07/10/47 to 07/09/48	$ 4,666,242.07
07/10/48 to 07/09/49	$ 4,562,591.33
07/10/49 to 07/10/50	$ 4,445,356.80